EXH 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 8, 1999, of Novex Systems International, Inc. and Subsidiary, our report dated November 20, 1999 of Arm Pro, Inc., and our report dated January 26, 2000 of Allied/Por Rok (formerly a division of The Sherwin Williams Company) in the registration statement on Amendment No. 2 to Form SB-2 on Form S-1 and the related Prospectus of Novex Systems International, Inc. and Subsidiary.


                                         /s/ Feldman Sherb Horowitz & Co., P.C.
                                         -------------------------------------
                                         FELDMAN SHERB HOROWITZ & CO., P.C.
                                         Certified Public Accountants

New York, New York
May 17, 2000